Exhibit 10.5
CONSULTANT CONTRACT
          This consultant contract (“Agreement”) is made by and between Northrop Grumman Corporation, a Delaware corporation, with a principal place of business at 1840 Century Park East, Los Angeles, California 90067 (“NGC”) and W. Burks Terry                           (“Consultant”).
I. ENGAGEMENT
     NGC hereby retains Consultant to provide the services described in Attachment A hereto. Consultant shall serve at NGC’s call. Consultant’s principal point of contact with NGC with respect to the specific nature and scope of the services to be provided hereunder is Stephen D. Yslas, NGC’s Corporate Vice President and General Counsel, or his designee.
II. PLACE OF ENGAGEMENT
          Consultant shall perform the services called for under this Agreement in Los Angeles, California, and at such other places as NGC may reasonably require.
III. TERM OF ENGAGEMENT
          The term of this Agreement shall be for one (1) year commencing on January 1, 2009 and terminating one (1) year thereafter. This Agreement may be renewed or extended for such additional time as NGC and the Consultant may agree upon in writing.
IV. COMPENSATION
A. Fee. Consultant agrees to make himself available to perform services for NGC no less than five (5) days per month. NGC shall pay Consultant a fixed fee of Eight Thousand Three Hundred Thirty-Three Dollars ($8333.00) per month for these services. To the extent that Consultant performs services for NGC for more than five (5) days in any month, such additional services shall be paid at the rate of Two Thousand Five Hundred Dollars ($2,500) per day for each day in excess of five (5) days (whether a full or partial day). Consultant shall submit monthly activity reports in the format set forth in Exhibit B for each month in which this Agreement is in effect, describing the activities performed and their date of performance. If no services are provided in a particular month, the report shall so state. Consultant shall also from time to time, provide other types of reports as NGC may reasonably require, at no additional charge. Consultant shall invoice NGC monthly. All payments pursuant to this Agreement shall be made within forty-five (45) days of receipt of a proper invoice and monthly activity report from Consultant. In no event shall the total fees paid to Consultant pursuant to this Agreement exceed Two Hundred Thousand Dollars ($200,000.00).
B. Expenses. NGC shall reimburse Consultant in accordance with NGC policy and procedures for all reasonable and necessary business expenses incurred by Consultant in connection with the rendering of services hereunder provided that all such expenses are approved in advance by Mr. Yslas or his designee. Claims for expenses must be in accordance with NGC’s established policies and limitations pertaining to allowable expenses and documented pursuant to the procedures applicable to NGC’s employees; provided, however, that Consultant is authorized to utilize first class commercial air travel when available.
C. Full Extent of Compensation. Unless otherwise specifically stated in writing, this Section IV represents the full extent of compensation under this Agreement and Consultant shall not be entitled by virtue of this Agreement to be paid a commission or to participate in any insurance, saving, retirement or other benefit programs, including, without limitation, stock ownership plans, offered by NGC to its employees.
D. Warranty. Consultant certifies and warrants that in the course of performing services under this Agreement, no payments will be made to government officials or customer representatives, that no government official or customer representative has any direct or indirect investment interest or interest in the revenues or profits of Consultant, and that no expenditure for other than lawful purposes will be made.

V. TRADE SECRETS AND PROPRIETARY INFORMATION
A. Disclosure To Third Parties Prohibited. Except as otherwise expressly required by Attachment A hereto, Consultant shall not divulge, disclose or communicate any information concerning any matters affecting or relating to the business of NGC without the express written consent of NGC. The terms of this section shall remain in full force and effect after the termination or expiration of this Agreement.
B. Ideas, Improvements and Inventions. Any and all ideas, improvements and inventions conceived of, developed, or first reduced to practice in the performance of work hereunder for NGC shall become the exclusive property of NGC and ideas and developments accruing therefrom shall all be fully disclosed to NGC and shall be the exclusive property of NGC and may be treated and dealt with by NGC as such without payment of further consideration than is hereinabove specified. Consultant shall preserve such ideas, improvements and inventions as confidential during the term of the contract and thereafter and will execute all papers and documents necessary to vest title to such ideas, developments, information, data, improvements and inventions in NGC and to enable NGC to apply for and obtain letters patent on such ideas, developments, information, data, improvements and inventions in any and all countries and to assign to NGC the entire right, title and interest thereto.
C. Notes, Memoranda, Reports and Data. Consultant agrees that the original and all copies of notes, memoranda, reports, findings or other data prepared by Consultant in connection with the services performed hereunder shall be attorney work product or shall become the sole and exclusive property of NGC.
D. Disclosure of Confidential or Proprietary Information of Third Parties Prohibited. Consultant will not disclose to NGC or induce NGC to use any secret process, trade secret, or other confidential or proprietary knowledge or information belonging to others, including but not limited to the United States. Such information includes but is not limited to information relating to bids, offers, technical proposals, responses to requests for procurement, rankings of competitors and other similar procurement sensitive information.
VI. PRESERVATION OF TRADE NAMES, TRADE MARKS AND PATENT RIGHTS
          All trade names, trade marks and patent rights of NGC pertaining to NGC products, including the names “Northrop,” “Grumman,” “Litton,” “Newport News Shipbuilding,” “Ingalls,” “Avondale,” “TRW,” and “Northrop Grumman Corporation” shall remain the sole property of NGC and Consultant agrees to do all things necessary to protect and preserve such trade names, trade marks and patent rights from claims by other persons or entities.
VII. COOPERATION WITH NORTHROP
          After the expiration of this Agreement, Consultant shall cooperate with NGC in regard to any matter, dispute or controversy in which NGC may become involved and of which Consultant may have knowledge. Such cooperation shall be subject to further agreement providing for legally appropriate compensation.
VIII. INDEMNIFICATION
          Consultant shall indemnify, defend and hold NGC harmless from any and all claims by third parties for loss or damage to property or injury or death to persons arising out of or relating to the Consultant’s activities or operations or omissions pursuant to this agreement where such actions or operations or omissions were the result of gross negligence or intentional misconduct on the part of the Consultant. NGC shall indemnify, defend and hold Consultant harmless from any and all claims of NGC or of third parties for loss or damage to property or injury or death to persons arising out of or relating to the Consultant’s activities or actions or omissions under this Agreement, resulting from the negligent acts or omissions of NGC, except for loss or damage resulting from the gross negligence or intentional misconduct of Consultant. Consultant is neither obligated nor authorized to engage employees or sub agents pursuant to this Agreement.

IX. INDEPENDENT CONTRACTOR
          Consultant shall render all services hereunder as an independent contractor and shall not hold out himself as an agent of NGC. Nothing herein shall be construed to create or confer upon Consultant the right to make contracts or commitments for or on behalf of NGC.
X. TAXES
          Consultant shall pay all taxes due with respect to the compensation paid hereunder.
XI. OBSERVANCE OF APPLICABLE LAWS AND REGULATIONS
A.	United States Laws. Consultant shall comply with and do all things necessary for NGC to comply with United States laws and regulations and express policies of the United States Government, including but not limited to the requirements of the Foreign Corrupt Practices Act, 15 U.S.C. Section 78 dd-1 et seq., the Federal Acquisition Regulations, 48 CFR section 1.101 et seq., (“FAR”), the International Traffic In Arms Regulations, 22 CFR Parts120 through 130 and applicable regulations; the Byrd Amendment (31 U.S.C. Section 1352) and applicable regulations; the Office of Federal Procurement Policy Act (41 U.S.C. Section 423) and applicable regulations; and the DoD Joint Ethics Regulation (DoD 5500.7-R). No part of any compensation or fee paid by NGC will be used directly or indirectly to make any kickbacks to any person or entity, or to make payments, gratuities, emoluments or to confer any other benefit to an official of any government or any political party. Consultant shall not seek, nor relay to NGC, any classified, proprietary or source selection information not generally available to the public. Consultant shall also comply with and do all things necessary for NGC to comply with provisions of contracts between agencies of the United States Government or their contractors and NGC which relate either to patent rights or the safeguarding of information pertaining to the security of the United States. This entire Agreement and/or the contents thereof may be disclosed to the United States Government.

B. State Law and Regulations. Consultant shall comply with and do all things necessary for Consultant and NGC each to comply with all laws and regulations of the State of California and any other sate in which services are or may be rendered.
C. Maintenance Of Time And Expense Records. Consultant shall maintain appropriate time and expense records pertaining to the services performed under this Agreement. Said records shall be subject to examination and audit by NGC and the United States Government until notified by NGC in writing that the records no longer need to be maintained.
D. Certification. This Agreement is made in material reliance upon the representations and warranties made by Consultant. The effectiveness of this Agreement is contingent upon and will not commence until receipt by NGC of the certifications set forth in Attachment C hereto. In the event that NGC has reason to believe that these certifications are incorrect, NGC may treat this Agreement as being null and void or may terminate this Agreement pursuant to Section XVI.
E. Standards of Business Conduct. Consultant hereby acknowledges that he has received a copy of the Standards of Business Conduct (or amendment thereof) and agrees to conduct his activities for or on behalf of NGC in accordance with such principles as a condition of this Agreement.
XII. ASSIGNMENT OF RIGHTS
          This Agreement and the rights, benefits, duties and obligations contained herein may not be assigned or otherwise transferred in any manner to third parties without the express written approval of NGC. Any such assignment or transfer without prior approval of NGC will be null, void and without effect.

XIII. MODIFICATION
          No waiver or modification of this Agreement or of any covenant, condition, or limitation herein shall be valid and enforceable unless such waiver or modification is in writing.
XIV. USE OR EMPLOYMENT OF THIRD PARTIES
          Consultant shall not utilize or employ any third party, individual or entity, in connection with Consultant’s performance of services under this Agreement without the express written approval of NGC.
XV. CONFLICTS OF INTEREST
          No business or legal conflicts of interest shall exist between services performed or to be performed by Consultant on behalf of NGC and by Consultant on behalf of any other client. The identity of Consultant’s directorships, other employment and clients shall be fully disclosed in the Certification, Attachment D.
XVI. TERMINATION
A. Thirty Days Notice. Either party may terminate this Agreement upon thirty days written notice to the other. Except as otherwise provided herein, in the event of termination, Consultant shall be entitled to compensation until the expiration of the stated notice period.
B. Violation Of Term Or Condition. Notwithstanding the foregoing, in the event of a violation by Consultant of any term or condition, express or implied, of this Agreement or of any federal or state law or regulation pertaining to or arising from Consultant’s performance of services under this Agreement, NGC may, in its discretion, terminate this Agreement immediately, without notice and in such event, Consultant shall only be entitled to compensation up to the time of such violation.
C. Bankruptcy. Notwithstanding the foregoing, in the event that Consultant is adjudicated a bankrupt or petitions for relief under bankruptcy, reorganization, receivership, liquidation, compromise or other arrangement or attempts to make an assignment for the benefit of creditors, this Agreement shall be deemed terminated automatically, without requirement of notice, without further liability or obligation to NGC.
D. Completion, Termination, Cancellation or Non-Award of Program. Notwithstanding the foregoing, in the event of the completion, termination, cancellation or non-award to NGC of any program to which Consultant’s services are related, NGC may, in its discretion, terminate this Agreement immediately upon notice to Consultant.
XVII. SEVERABILITY OF PROVISIONS
          All provisions contained herein are severable and in the event any of them are held to be invalid by any competent court or jurisdiction, this Agreement shall be interpreted as if such invalid provision was not contained herein.
XVIII. EXCLUSIVITY OF SERVICES
          During the term of this Agreement, Consultant shall not perform consulting services for others without the prior written consent of NGC.
XIX. AVAILABILITY OF EQUITABLE REMEDIES
          Consultant understands and agrees that any breach or violation of any of the terms of this Agreement will result in immediate and irreparable injury to NGC and will entitle NGC to all legal and equitable remedies including, without limitation, injunction or specific performance.
XX. GOVERNING LAW
          This Agreement and the performance hereunder shall be governed by and construed in accordance with the laws of the State of California which shall be the exclusive applicable law. Consultant shall submit to the jurisdiction of the courts within the State of California for any claim, demand or suit that may arise in connection with this Agreement and Consultant specifically waives any objection or defense to venue and jurisdiction.

XXI. SETTLEMENT OF DISPUTES
          Any controversy or dispute between the parties to this Agreement involving the construction, interpretation, application or performance of the terms, covenants or conditions of this Agreement, or in any way arising under this Agreement, shall, on demand of one of the parties by written notice hereto served on the other in the manner prescribed in Section XXI of this Agreement, be decided by neutral arbitration as provided by California law by a retired judge from the Superior Court of the State of California for the County of Los Angeles. YOU ARE GIVING UP ANY RIGHTS YOU MAY POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. IF YOU REFUSE TO SUBMIT TO ARBITRATION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
A. Initiation of Procedure. The Arbitration Procedures may be commenced by any party by filing with the Judicial Arbitration and Mediation Service for the County of Los Angeles, or an equivalent source of retired Los Angeles Superior Court Judges, a petition entitled “PETITION FOR ARBITRATION.” The Petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and identify the issues to be submitted to the arbitrator for decision.
B. Arbitrator. The Petition shall designate as an arbitrator a judge from the list of retired Superior Court judges who have made themselves available for trial or settlement of civil litigation under the CCP Arbitration Procedure. If the parties hereto are unable to agree on the designation of a particular retired Los Angeles County Superior Court judge or the designated judge is unavailable or unable to serve in such capacity, request shall be made in the Petition that the court appoint a retired Los Angeles County Superior Court judge as an Arbitrator.
C. Compensation for Arbitration. If the parties are unable to reach an agreement as to the payment of the fees of the arbitration, each side shall bear one-half of the fees. The prevailing party or parties shall be entitled to reimbursement of its or their respective attorneys’ fees and costs, including the costs of the arbitration, from the other party or parties; furthermore, the prevailing party or parties on any appeal from the arbitration decision, shall be entitled to all reasonable attorneys’ fees and costs relating to such appeal.
D. Rules Governing Arbitration/Pleadings. Except as hereafter agreed by the parties, the Arbitrator shall apply all California rules of procedure and evidence and shall apply the substantive law of California in deciding the issues submitted hereunder, except that the Arbitrator may shorten time limitations in order to resolve the dispute in an expeditious manner. Reasonable notice of any motions before the Arbitrator shall be given, and all matters shall be set at the convenience of the Arbitrator. Discovery shall be conducted as the parties agree or as allowed by the arbitrator.
E. Jurisdiction of the Arbitrator. The parties intend by the Procedure to submit all issues of fact and law and all matters of a legal and equitable nature for determination by the Arbitrator with respect to the subject matter hereof and the pleadings hereafter filed with the arbitrator. Accordingly, the parties hereby stipulate that the arbitrator shall have all powers of a judge of the Superior Court, including, the power to grant equitable and interlocutory and permanent injunctive relief, but excluding any power to render judgment for punitive or exemplary damages.
F. Legal Effect. The parties acknowledge that the decision by the Arbitrator, when entered by the Superior Court, shall be tantamount to a judgment by a trial court and is subject to appeal and review in the same manner as an ordinary trial court judgment.
XXII. NOTICE
          Any notice to be given hereunder shall be in writing, mailed by certified or registered mail with return receipt requested addressed to NGC:
Northrop Grumman Corporation
1840 Century Park East
Los Angeles, CA 90067-2199
Attention: Fritz Baskett

or to Consultant:
W. Burks Terry
or to such other address as may have been furnished at the date of mailing either by NGC or Consultant in writing.
XXIII. COMPLETE AGREEMENT
          This Agreement constitutes the entire agreement of the parties with respect to the engagement of Consultant by NGC and supersedes any and all other agreements between the parties. The parties stipulate and agree that neither of them has made any representation with respect to this Agreement except that such representations are specifically set forth herein. The parties acknowledge that any other payments or representations that may have been made are of no effect and that neither party has relied on such payments or representations in connection with this Agreement or the performance of services contemplated herein.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and executed as set forth below.

NORTHROP GRUMMAN CORPORATION

By:	/s/ Joseph O. Costello for Stephen D. Yslas
Corporate Vice President and General Counsel

Date: 12-22-08

ACCEPTED:

Signed:	/s/ W. Burks Terry W. Burks Terry

Date: 12/21/08

TIN:

ATTACHMENT A
STATEMENT OF WORK
W. BURKS TERRY
W. Burks Terry (“Consultant”) shall serve Northrop Grumman Corporation (“NGC”) as a management advisory consultant. All work performed under this Agreement will be assigned, managed and approved by Stephen D. Yslas, Corporate Vice President and General Counsel, or his designee.
NGC and Consultant will use their best efforts to maintain Consultant’s top secret security clearance for the time that this Agreement or any extension of it, is in effect. NGC will not provide consultant with office space, secretarial support, laptop computer, Blackberry, cell phone or other similar equipment and support.
Consultant’s primary duties under this Agreement shall be to act as a management advisory consultant with respect to the [microelectronic parts produced by the former TRW Inc. prior to its acquisition by NGC] and TSSAM matters as well as Law Department transition issues, and other similar duties within the scope of this Agreement. All reports required for this effort are outline in Attachment B hereto.
Limitations and Restrictions
Consultant is not authorized to and shall not engage in any of the following activities in its performance of this Agreement:
-Activities covered by the Byrd Amendment (31 U.S.C., Section 1352). Therefore, Consultant shall not influence or attempt to influence an officer or employee of any federal agency, Member of Congress, officer or employee of Congress, or employee of a Member of Congress, in connection with the awarding, extension, continuation, renewal, amendment or modification of any federal contract or cooperative agreement.
-Actions regarding procurement information that are prohibited under FAR Section 3.104. Therefore, Consultant shall not solicit or obtain, directly or indirectly, from any officer or employee of a federal agency, or disclose to NGC, any contractor bid or proposal information or source selection information regarding any federal agency procurement during the conduct of that procurement.
-Actions relating to international contacts. Therefore, Consultant shall not provide services outside the United States nor engage in any communication or contact directly or indirectly, with any foreign person or organization on behalf of NGC.

A-1 of 1

ATTACHMENT B
MONTHLY ACTIVITY REPORT FORMAT
W. BURKS TERRY
As a Consultant, you are required to submit a written activity report each month directly to the Northrop Grumman Corporation (“NGC”) employee identified in Article I of the Agreement. Each activity report must include the following information:
1. A detailed accounting of the amount of time spent by you on behalf of NGC since your last Activity Report, itemized each hour or by fraction of an hour worked, reflecting the work performed during each periodic segment and the individual who performed it.
2. The identity of all persons with whom you met or discussed business on behalf of NGC, including a description of the business or government affiliation of the individual, as well as the specific position or rank of each person.
3. A statement of the subject matter of all meetings and discussions in which you participated on behalf of NGC, including all NGC programs discussed in connection with any activities performed.
4. An invoice, on a separate page, clearly identifying the Agreement, specifying the time period covered, summarizing the fees and expenses claimed for that time period, and enclosing the original receipts for all claimed expenses. Consultant must certify on each invoice that the charges for the period covered by it do not include any charges for assignments not authorized by the Agreement. A suggested certification is as follows:
“The undersigned certifies that the payment requested herein is correct and just, and that payment has not been received. The undersigned certifies that this invoice does not include any charges for services not authorized by the Agreement and, specifically, that no services have been performed involving the influence or attempt to influence any Federal agency officer or employee, any Member of Congress, officer or employee of Congress, or employee of a Member of Congress, in connection with any Federal action as defined in the Byrd Amendment (including the awarding, extension, continuation, renewal, amendment, or modification of any Federal contract); and that no services have been performed regarding advice, information, direction or assistance to NGC for a Federal contract.”

B-1 of 2

Unless your services are fully described and accurately recorded in this fashion, your fees will not be paid by NGC. You are not authorized to engage in any activity covered by the Byrd Amendment (31 U.S.C. Section 1352), but if you do so you must clearly identify it as such in your activity report, and the activity you describe shall be treated as a material representation of fact upon which NGC shall rely in preparing any certifications and/or disclosures required by the Byrd Amendment, 31 USC Section 1352. Any and all liability arising from an erroneous representation shall be borne solely by you.

B-2 of 2

ATTACHMENT C

CERTIFICATION

W. BURKS TERRY
     The undersigned, W. Burks Terry (“Consultant”), hereby certifies, represents and warrants the following:
1.	In past dealings with Northrop Grumman Corporation (“NGC”) or other clients, Consultant has complied with all applicable laws, rules, regulations and express policies of the United States and the State or territory in which services were performed.

2.	In performing the services under this Agreement, Consultant will comply with all applicable laws, rules, regulations and express policies of the United States and the State or territory in which services will be performed.

3.	There have been no kick-backs or other payments made, either directly or indirectly, to any NGC director, employee or consultant or to the family of any NGC director, employee or consultant.

4.	No kick-backs or other payments will be made, either directly or indirectly, to any NGC director, employee or consultant or to the family of any NGC director, employee or consultant.

5.	Consultant has not used and will not use any part of the compensation paid by NGC to make payments, gratuities, emoluments or to confer any other benefit to an official of any government, or any political party, or official of any political party.

6.	No person or selling agency has been or will be employed or retained to solicit or secure any contract, including but not limited to a United States government contract, upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide

C-1 of 2

established commercial selling agencies maintained by the Consultant for the purpose of receiving business.

7.	No classified, proprietary, source selection or procurement sensitive information has been or will be solicited on behalf of or conveyed to NGC.

8.	Consultant has not influenced or attempted to influence and will not influence or attempt to influence any United States government official or employee in connection with the award, extension, continuation, renewal, amendment or modification of a federal contract or otherwise engage in “non-exempt services” within the meaning of the Byrd Amendment, 31 U.S.C. Section 1352.

9.	Consultant has not utilized or employed and will not utilize or employ any third party, individual or entity, in connection with the performance of services on behalf of NGC, except as follows: (if none, state “None”). None

10.	No business or legal conflicts of interest exist between services performed or to be performed by Consultant on behalf of NGC and by Consultant on behalf of any other client, the identities of which Consultant has fully disclosed to NGC.
The person whose signature appears below is authorized by Consultant to certify that the foregoing is true and correct.
I declare under penalty of perjury that the foregoing certificate is true and correct

Signed:	/s/ W. B. Terry (consultant’s name)	Date: 12/20/08

C-2 of 2

ATTACHMENT D
CERTIFICATION OF DIRECTORSHIPS, EMPLOYMENT AND CLIENTS
W. BURKS TERRY
The following is a complete list of directorships, employment and consulting clients:
I. Directorships and Employment

Name of Company	Responsibilities/Duties
None
II. CLIENTS

Name of Company	Services/Duties
None

Signature:	/s/ W. B. Terry

Date: 12/20/08

D-1 of 1

ATTACHMENT E
CONFLICT OF INTEREST CERTIFICATION
W. BURKS TERRY
Consultant does hereby certify that all contemplated work pursuant to the Agreement will not represent a conflict of interest or violate applicable conflict of interest and “revolving door” laws with respect to past government offices, positions and/or employment.
The identity of Consultant’s current and former government offices and government positions are as follows (if none, state “none”):

Name	Office	Inclusive Dates of Services
None

Signed:	/s/ W. B. Terry

Date: 12/20/08

E-1 of 1